                                                                    EXHIBIT 23.1

                              LTC PROPERTIES, INC.

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-2444) and in the Registration Statement (Form S-8 No. 33-85252) of LTC Properties, Inc. of our report dated January 24, 2003 with respect to the consolidated financial statements and schedules of LTC Properties, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2002.


                                                           /s/ ERNST & YOUNG LLP

Los Angeles, California

March 28, 2003